CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 23, 2009 on Dreyfus New York Municipal Cash Management for the fiscal year ended January 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-42431 and 811-6395) of Dreyfus New York Municipal Cash Management.

ERNST&YOUNGLLP

New York, New York May 26, 2009